BOATMEN'S BANCSHARES, INC. 1994 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                                          Consolidated Balance Sheet
- --------------------------------------------------------------------------------------------------------------

December 31 (dollars in thousands)                                                           1994         1993
- --------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                                               $ 2,114,215  $ 1,795,365
Short-term investments                                                                     44,561       25,980
Securities:
  Held to maturity (market value $4,953,669 and $4,867,883, respectively)               5,204,606    4,771,106
  Available for sale (amortized cost $4,193,778 and $5,108,291, respectively)           4,016,760    5,176,966
  Trading                                                                                  31,674       48,081
Federal funds sold and securities purchased under resale agreements                     1,107,410      489,735
Loans (net of unearned income of $66,243, and $68,324, respectively)                   18,455,014   16,538,265
  Less reserve for loan losses                                                            374,725      374,399
- --------------------------------------------------------------------------------------------------------------
  Loans, net                                                                           18,080,289   16,163,866
- --------------------------------------------------------------------------------------------------------------
Property and equipment                                                                    620,428      581,933
Other assets                                                                            1,205,495    1,180,099
- --------------------------------------------------------------------------------------------------------------
  Total assets                                                                        $32,425,438  $30,233,131
==============================================================================================================

Liabilities and Stockholders' Equity
Liabilities:
Demand deposits                                                                       $ 5,204,000  $ 5,366,461
Retail savings deposits and interest-bearing transaction accounts                      10,034,770   10,083,479
Time deposits                                                                           9,886,760    8,501,681
- --------------------------------------------------------------------------------------------------------------
  Total deposits                                                                       25,125,530   23,951,621
- --------------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under repurchase agreements                 2,051,208    2,124,002
Short-term borrowings                                                                   1,784,478      873,809
Capital lease obligations                                                                  40,098       41,175
Long-term debt                                                                            558,088      529,861
Other liabilities                                                                         353,263      301,606
- --------------------------------------------------------------------------------------------------------------
  Total liabilities                                                                    29,912,665   27,822,074
- --------------------------------------------------------------------------------------------------------------
Redeemable preferred stock                                                                  1,142        1,155
- --------------------------------------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($1 par value; 150,000,000 shares authorized;
  121,876,150 and 121,129,223 shares issued, respectively)                                121,876      121,130
Surplus                                                                                   960,719      951,058
Retained earnings                                                                       1,552,224    1,295,462
Treasury stock (508,698 shares at cost)                                                   (14,516)
Unrealized net appreciation (depreciation), available for sale securities                (108,672)      42,252
- --------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                                            2,511,631    2,409,902
- --------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                          $32,425,438  $30,233,131
==============================================================================================================
- --------------------------------------------------------------------------------------------------------------
See accompanying notes to the supplemental consolidated financial statements.

                                              Consolidated Statement of Income
- ---------------------------------------------------------------------------------------------------------------------------

Year ended December 31 (in thousands)                                                        1994         1993         1992
- ---------------------------------------------------------------------------------------------------------------------------
Interest income
  Interest and fees on loans                                                           $1,413,818   $1,253,338   $1,228,629
  Interest on short-term investments                                                        3,448        2,015        3,245
  Interest on Federal funds sold and securities purchased
    under resale agreements                                                                16,660       18,376       58,396
  Interest on held to maturity securities
    Taxable                                                                               233,418      451,757      477,864
    Tax-exempt                                                                             58,719       61,415       67,322
- ---------------------------------------------------------------------------------------------------------------------------
    Total interest on held to maturity securities                                         292,137      513,172      545,186
  Interest on available for sale securities                                               257,538       29,057
  Interest on trading securities                                                            2,524        2,570        3,312
- ---------------------------------------------------------------------------------------------------------------------------
    Total interest income                                                               1,986,125    1,818,528    1,838,768
- ---------------------------------------------------------------------------------------------------------------------------
Interest expense
  Interest on deposits                                                                    603,112      600,469      722,433
  Interest on Federal funds purchased and other short-term borrowings                     168,935       65,920       76,624
  Interest on capital lease obligations                                                     3,983        4,082        4,165
  Interest on long-term debt                                                               44,885       40,767       34,091
- ---------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                                820,915      711,238      837,313
- ---------------------------------------------------------------------------------------------------------------------------
    Net interest income                                                                 1,165,210    1,107,290    1,001,455
Provision for loan losses                                                                  25,705       64,812      139,475
- ---------------------------------------------------------------------------------------------------------------------------
    Net interest income after provision for loan losses                                 1,139,505    1,042,478      861,980
- ---------------------------------------------------------------------------------------------------------------------------
Noninterest income
  Trust fees                                                                              166,366      159,352      147,308
  Service charges                                                                         186,102      176,116      156,325
  Credit card                                                                              71,696       56,403       45,921
  Investment banking revenues                                                              36,246       41,934       37,052
  Securities gains, net                                                                     6,198        8,253       32,231
  Other                                                                                   124,815      126,130       97,942
- ---------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                                              591,423      568,188      516,779
- ---------------------------------------------------------------------------------------------------------------------------
Noninterest expense
  Staff                                                                                   550,736      533,314      483,187
  Net occupancy                                                                            79,367       83,212       77,866
  Equipment                                                                                90,172       84,384       75,405
  FDIC insurance                                                                           52,351       51,413       48,574
  Credit card                                                                              43,595       36,350       26,158
  Intangible amortization                                                                  37,151       36,171       20,720
  Advertising                                                                              33,180       30,491       23,454
  Other                                                                                   230,203      243,523      261,504
- ---------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                                           1,116,755    1,098,858    1,016,868
- ---------------------------------------------------------------------------------------------------------------------------
  Income before income tax expense                                                        614,173      511,808      361,891
Income tax expense                                                                        211,198      162,139       99,228
- ---------------------------------------------------------------------------------------------------------------------------
  Net income                                                                           $  402,975   $  349,669   $  262,663
===========================================================================================================================
  Net income per share                                                                      $3.31        $2.91        $2.25
===========================================================================================================================
  Dividends declared per share                                                              $1.30        $1.18        $1.10
===========================================================================================================================
- ---------------------------------------------------------------------------------------------------------------------------
See accompanying notes to the supplemental consolidated financial statements.

                                     Consolidated Statement of Changes in Stockholders' Equity
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Unrealized Net
                                                                                                          Appreciation,
                                        Common Stock                                 Treasury Stock      (Depreciation)
                                      -----------------               Retained     ------------------     Available for
(in thousands)                        Shares     Amount     Surplus   Earnings     Shares      Amount   Sale Securities       Total
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1991                     65,068   $ 65,068    $907,392 $  898,421         --          --                --  $1,870,881
Net income                                --         --          --    262,663         --          --                --     262,663
Cash dividends declared:
  Common ($1.10 per share)<F1>            --         --          --    (92,032)        --          --                --     (92,032)
  Redeemable preferred                    --         --          --        (88)        --          --                --         (88)
  By pooled company
    prior to merger--common               --         --          --     (2,489)        --          --                --      (2,489)
Issuance of common stock from
  public offering--pooled company        629        629      15,133         --         --          --                --      15,762
Common stock issued pursuant to
  various employee and shareholder
    stock issuance plans                 412        412      14,645         --         --          --                --      15,097
Common stock issued upon acquisition
  of subsidiary                        1,200      1,200      15,720         --         --          --                --      16,920
Common stock issued upon conversion
  of convertible subordinated
  debentures                             532        532      14,338         --         --          --                --      14,870
Other, net                                (5)        (5)        530          2         --          --                --         527
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1992                     67,836     67,836     967,758  1,066,477         --          --                --   2,102,071
Net income                                --         --          --    349,669         --          --                --     349,669
Cash dividends declared:
  Common ($1.18 per share)<F1>            --         --          --   (117,334)        --          --                --    (117,334)
  Redeemable preferred                    --         --          --        (85)        --          --                --         (85)
  By pooled company
    prior to merger--common               --         --          --     (3,135)        --          --                --      (3,135)
Acquisition of treasury stock             --         --          --         --        (52)     (3,102)               --      (3,102)
Common stock issued pursuant to
  various employee and shareholder
    stock issuance plans                 696        696      16,583         --         52       3,102                --      20,381
Common stock issued upon acquisition
  of subsidiary                          250        250       5,949         --         --          --                --       6,199
Adjustment for treasury stock
  activity - pooled company               (6)        (6)       (157)        --         --          --                --        (163)
Common stock issued upon conversion
  of convertible subordinated
  debentures                             487        487      12,817         --         --          --                --      13,304
Common stock issued upon
  2-for-1 stock split                 51,867     51,867     (51,867)        --         --          --                --          --
Adjustment of available for sale
  securities to market value              --         --          --         --         --          --            42,252      42,252
Other, net                                --         --         (25)      (130)        --          --                --        (155)
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1993                    121,130    121,130     951,058  1,295,462         --          --            42,252   2,409,902
Net income                                --         --          --    402,975         --          --                --     402,975
Cash dividends declared:
  Common ($1.30 per share)                --         --          --   (135,920)        --          --                --    (135,920)
  Redeemable preferred                    --         --          --        (80)        --          --                --         (80)
  By pooled company
    prior to merger--common               --         --          --    (10,212)        --          --                --     (10,212)
Acquisition of treasury stock             --         --          --         --       (538)    (15,406)               --     (15,406)
Common stock issued pursuant to
  various employee and shareholder
    stock issuance plans                 319        319       3,803         --         29         890                --       5,012
Common stock issued upon acquisition
   of subsidiary                         411        411       5,700         --         --          --                --       6,111
Adjustment for treasury stock
  activity - pooled company               (3)        (3)        (95)        --         --          --                --         (98)
Common stock issued upon conversion
   of convertible subordinated debt       19         19         280         --         --          --                --         299
Adjustment of available for sale
  securities to market value              --         --          --         --         --          --          (150,924)   (150,924)
Other, net                                --         --         (27)        (1)        --          --                --         (28)
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1994                    121,876   $121,876    $960,719 $1,552,224       (509)   $(14,516)        $(108,672) $2,511,631
===================================================================================================================================

<F1> Amounts adjusted for the two-for-one stock split which was declared on August 10, 1993 and paid on October 1, 1993.

See accompanying notes to the supplemental consolidated financial statements.
- -----------------------------------------------------------------------------------------------------------------------------------

                                     Consolidated Statement of Cash Flows
- --------------------------------------------------------------------------------------------------------------

Year ended December 31 (in thousands)                                           1994         1993         1992
- --------------------------------------------------------------------------------------------------------------
Operating Activities:
Net income                                                                $  402,975   $  349,669   $  262,663
Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses                                                   25,705       64,812      139,475
  Depreciation, amortization and accretion                                   154,316      132,463      104,126
  Increase (decrease) in deferred loan fees                                   (1,080)        (767)       2,954
  Realized securities gains                                                   (6,198)      (8,253)     (32,231)
  Net (increase) decrease in trading securities                               16,407       (9,567)      94,073
  (Increase) decrease in interest receivable                                 (18,135)       4,306       37,549
  Increase (decrease) in interest payable                                     15,490      (12,701)     (31,548)
  Increase (decrease) in tax liability                                       (23,352)      25,690      (28,627)
  Net (gain) loss on sales and writedowns of foreclosed property              (7,601)      (6,894)      31,447
  Other, net                                                                  53,833      (58,960)      (2,841)
- --------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                612,360      479,798      577,040
- --------------------------------------------------------------------------------------------------------------
Investing Activities:
  Net (increase) decrease in Federal funds sold and
    securities purchased under resale agreements                            (613,230)     983,141      630,870
  Net increase in loans                                                   (1,931,987)    (865,093)    (300,631)
  Proceeds from the maturity of held to maturity securities                1,033,823    3,106,752    2,701,176
  Proceeds from the sales of held to maturity securities                          48      123,234      803,098
  Purchases of held to maturity securities                                (1,667,496)  (4,445,996)  (4,403,641)
  Proceeds from the maturity of available for sale securities              1,427,782       23,020
  Proceeds from the sales of available for sale securities                    76,860                   154,869
  Purchases of available for sale securities                                (397,679)     (61,199)
  Net increase (decrease) in short-term investments                          (18,581)     119,927       40,377
  Increase in property and equipment                                        (111,017)    (110,396)     (71,350)
  Proceeds from the sale of foreclosed property                               78,455       85,823       93,993
  Net cash received from purchase acquisitions                                            443,922      121,059
- --------------------------------------------------------------------------------------------------------------
    Net cash provided (used) by investing activities                      (2,123,022)    (596,865)    (230,180)
- --------------------------------------------------------------------------------------------------------------
Financing Activities:
  Net increase (decrease) in Federal funds purchased and
    securities sold under repurchase agreements                              (72,794)     349,188      (89,066)
  Net increase (decrease) in deposits                                      1,117,485     (857,216)     280,687
  Net increase (decrease) in short-term borrowings                           910,669      443,282     (558,260)
  Payments on long-term debt                                                  (1,812)     (56,796)     (15,893)
  Proceeds from the issuance of long-term debt                                30,350      167,281      114,148
  Payments on capital lease obligations                                       (1,077)        (983)        (890)
  Decrease in redeemable preferred stock                                         (13)         (93)         (19)
  Cash dividends paid                                                       (142,902)    (115,350)     (88,091)
  Issuance of common stock from public stock offerings                                                  15,057
  Common stock issued pursuant to various employee and
    shareholder stock issuance plans                                           5,012       20,381       15,762
  Acquisition of treasury stock                                              (15,406)      (3,102)
- --------------------------------------------------------------------------------------------------------------
    Net cash provided (used) by financing activities                       1,829,512      (53,408)    (326,565)
- --------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and due from banks                               318,850     (170,475)      20,295
Cash and due from banks at beginning of year                               1,795,365    1,965,840    1,945,545
- --------------------------------------------------------------------------------------------------------------
Cash and due from banks at end of year                                    $2,114,215   $1,795,365   $1,965,840
==============================================================================================================
See accompanying notes to the supplemental consolidated financial statements.

For the years ended December 31, 1994, 1993 and 1992, interest paid totaled $805,414, $725,960 and $870,326, respectively. Income taxes paid totaled $212,995 in 1994, $170,442 in 1993 and $128,937 in 1992.
Additional common stock was issued upon the conversion of $311 of the
Corporation's convertible subordinated debt for the year ended December
31, 1994, $13,748 for the year ended December 31, 1993, and $15,425 for the year ended December 31, 1992. Investment securities and debt securities held for sale transferred to available for sale securities totaled approximately $5.2 billion in 1993. Investment securities transferred to debt securities held for sale totaled approximately $515 million in 1992. Loans transferred to foreclosed property totaled $19 million in 1994, $23 million in 1993, and $68 million in 1992. In 1993, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $186 million, loans of $1.0 billion, cash of $487 million, other assets of $477 million, deposits of $2.1 billion and other liabilities of $37 million. In 1992, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $515.5 million, loans of $807.1 million, cash of
$239.6 million, other assets of $228.5 million, deposits of $1.6 billion and other liabilities of $26.0 million.
- --------------------------------------------------------------------------------------------------------------

BOATMEN'S BANCSHARES, INC. 1994 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


                            NOTES TO SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands except per share data and when otherwise indicated)

1  SUMMARY OF PRINCIPAL ACCOUNTING POLICIES
The accounting and reporting policies of the Corporation and its subsidiaries conform to generally accepted accounting principles. The following is a description of the more significant of those policies.

Basis of Presentation The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of all material intercompany balances and transactions. Certain amounts for 1993 and 1992 were reclassified to conform with statement presentation for 1994. The reclassifications have no effect on stockholders' equity or net income as previously reported. Prior period financial statements are also restated to include the accounts of companies which are acquired and accounted for as poolings of interests. The Corporation consummated the acquisition of Worthen Banking Corporation (Worthen) on February 28, 1995, using the pooling of interests method of accounting. The supplemental financial statements included herein have been restated for all periods as if Worthen and the Corporation had always been combined. These supplemental consolidated financial statements, in all material respects, will become the historical financial statements of the Corporation. Results of operations of companies which are acquired and subject to purchase accounting are included from the dates of acquisition. In accordance with the purchase method of accounting, the assets and liabilities of purchased companies are stated at estimated fair values at the date of acquisition, and the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over periods benefitted.

Held to Maturity Securities These securities are purchased with the original intent to hold to maturity and events which may be reasonably anticipated are considered when determining the Corporation's intent and ability to hold to maturity. Securities meeting such criteria at date of purchase and as of the balance sheet date are carried at cost, adjusted for amortization of premiums and accretion of discounts. Gains or losses on the disposition of held to maturity securities, if any, are based on the adjusted book value of the specific security.

Available for Sale Securities Debt and equity securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at market value with net unrealized gains and losses, net of tax, reflected as a component of stockholders' equity until realized. Securities held for indefinite periods of time include securities that may be sold to meet liquidity needs or in response to significant changes in interest rates or prepayment risks as part of the Corporation's overall asset/liability management strategy.

Trading Securities Trading securities, which primarily consist of debt securities, are held for resale within a short period of time and are stated at market value. These securities are held in inventory for sale to institutional and retail customers. Investment banking revenues, a component of noninterest income, include the net realized gain or loss and market value adjustments of the trading securities and commissions on bond dealer and retail brokerage operations.

Interest and Fees on Loans Interest on loans is accrued based upon the principal amount outstanding. It is the Corporation's policy to discontinue the accrual of interest when full collectibility of principal or interest on any loan is doubtful. Interest income on such loans is subsequently recognized only in the period in which payments are received, and such payments are applied to reduce principal when loans are unsecured or collateral values are deficient. Nonrefundable loan fees are deferred and recognized as income over the life of the loan as an adjustment of the yield. Direct costs associated with originating loans are deferred and amortized as a yield adjustment over the life of the loan. Commitment fees are deferred and recognized as noninterest income over the commitment period.

Reserve for Loan Losses The reserve represents provisions charged to expense less net loan charge-offs. The provision is based upon economic conditions, historical loss and collection experience, risk characteristics of the portfolio, underlying collateral values, credit concentrations, industry risk, degree of off-balance sheet risk and other factors which, in management's judgment, deserve current recognition.
    The charge-off policy of the Corporation's banking subsidiaries varies with respect to the category of, and specific circumstances surrounding, each loan under consideration. The Corporation's policy with respect to consumer loans is generally to charge off all such loans when deemed to be uncollectible or 120 days past due, whichever comes first. With respect to commercial, real estate, and other loans, charge-offs are made on the basis of management's ongoing evaluation of nonperforming and criticized loans.

Foreclosed Property The maximum carrying value for real estate acquired through foreclosure is the lower of the recorded investment in the loan for which the property previously served as collateral or the current appraised value of the foreclosed property, net of the estimated selling costs. Any writedowns required prior to actual foreclosure are charged to the reserve for loan losses. Subsequent to foreclosure, losses on the periodic revaluation of the property are charged to current period earnings as noninterest expense. Gains and losses resulting from the sale of foreclosed property are recognized in current period earnings. Costs of maintaining and operating foreclosed property are expensed as incurred and revenues related to foreclosed property are recorded as an offset to operating expense. Expenditures to complete or improve foreclosed properties are capitalized if the expenditures are expected to be recovered upon ultimate sale of the property.

Segregated Assets Segregated assets represent loans acquired in an FDIC assisted transaction that are covered under a loss sharing arrangement with the FDIC and possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property and are segregated from other performing assets covered under the loss sharing arrangement.
    The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics. Income from the segregated asset pool is generally recognized on a cash basis as a component of noninterest income. If collection of the unguaranteed portion of the segregated asset is doubtful, income payments are applied to reduce the principal balance to the extent of the government guarantee.

Interest Rate Swaps Interest rate swap transactions are utilized as hedges as part of the Corporation's overall asset/liability management strategy. Although the notional amounts of these transactions are not reflected in the financial statements, the interest differentials are recognized on an accrual basis over the terms of the agreements as an adjustment to interest income or interest expense of the related asset or liability. Interest rate swaps entered into for trading purposes on the behalf of customers are accounted for on a mark to market basis. Accordingly, realized and unrealized gains and losses associated with this activity are reflected as investment banking revenues, a component of noninterest income.

Foreign Exchange Contracts The Corporation's banking subsidiaries trade foreign currencies on behalf of their customers and for their own account and, by policy, do not maintain significant open positions. Foreign exchange contracts are valued at the current prevailing rates of exchange and any profit or loss resulting from such valuation is included in current operations as a component of investment banking revenues.

Property and Equipment Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized principally by the straight-line method applied over the estimated useful lives of the assets, which are 10 to 50 years for buildings, 2 to 50 years for leasehold improvements, and 3 to 25 years for fixtures and equipment.

Intangible Assets Goodwill arising from acquisitions consummated subsequent to 1985 is being amortized on a straight-line basis over the periods benefitted, ranging from 4-15 years. For acquisitions consummated in 1983 and 1985, goodwill is being amortized on a straight-line basis over 25 years, and goodwill related to acquisitions prior to 1983 is being amortized on a straight-line basis over 40 years. Core deposit intangibles and credit card premiums are amortized over their useful economic lives on an accelerated basis, not to exceed 10 years. Mortgage servicing rights are amortized over the estimated life of the related loan servicing pool.

Income Taxes The Corporation accounts for income taxes under the asset and liability method as required by Financial Accounting Standards No. 109, "Accounting for Income Taxes".
    Income tax expense is reported as the total of current income taxes payable and the net change in deferred income taxes provided for temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the values used for income tax purposes. Deferred income taxes are recorded at the statutory Federal and state tax rates in effect at the time that the temporary differences are expected to reverse.
    The Corporation files a consolidated Federal income tax return which includes all its subsidiaries except for the life insurance company. Income tax expense is allocated among the parent company and its subsidiaries as if each had filed a separate tax return.

Net Income Per Share Net income per share is calculated by dividing net income (after deducting dividends on redeemable preferred stock) by the weighted average number of common shares outstanding. Common stock equivalents have no material dilutive effect.

    The net income per share calculation for 1994, 1993 and 1992 is summarized as follows:

==============================================================================================================
(in thousands except share data)                      1994                      1993                      1992
- --------------------------------------------------------------------------------------------------------------
Net income                                        $402,975                  $349,669                  $262,663
Less preferred dividends declared                       80                        85                        88
- --------------------------------------------------------------------------------------------------------------
Net income available to
  common shareholders                             $402,895                  $349,584                  $262,575
==============================================================================================================
Average shares outstanding                     121,654,686               120,306,938               116,606,165
- --------------------------------------------------------------------------------------------------------------
Net income per share                                 $3.31                     $2.91                     $2.25
==============================================================================================================

2  CHANGES IN ACCOUNTING POLICIES
    In 1994, the Corporation adopted Financial Accounting Standards No. 112 (SFAS No. 112), "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires recognition of the cost to provide postemployment benefits on an accrual basis. The Corporation's existing accounting policies were in general compliance with the requirements of SFAS No. 112. Accordingly, adoption of this standard had no material impact on the level of postemployment expense.
    On December 31, 1993, the Corporation adopted Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires entities to classify debt and equity securities as either held to maturity, available for sale or trading securities. Under SFAS No. 115, held to maturity securities are recorded at amortized cost; whereas available for sale securities and trading securities are carried at market value. SFAS No. 115 further requires that unrealized gains and losses on available for sale securities be reported, net of tax, as a separate component of stockholders' equity. Upon adoption of SFAS No. 115, the Corporation transferred approximately $5.2 billion of debt and equity securities to the available for sale portfolio, resulting in an increase to stockholders' equity of $42.3 million. Adoption of SFAS No. 115 had no effect on 1993 earnings.

3  ACQUISITIONS
Purchase Acquisitions Results of operations of companies which are acquired and subject to purchase accounting treatment are included from dates of acquisition. Pro forma condensed results of operations as if the purchase acquisitions were consummated as of the beginning of the period have been omitted due to the immaterial effect on operations. Goodwill arising from the 1994 acquisition totaled $2.3 million. Goodwill and core deposit intangibles arising from 1993 acquisitions totaled $43.6 million and $49.1 million, respectively. Goodwill and core deposit intangibles arising from 1992 acquisitions totaled $24.6 million and $9.2 million, respectively. Core deposit intangibles in each of the purchase acquisitions summarized below are being amortized on an accelerated basis, not to exceed 10 years. Goodwill is being amortized on a straight-line basis over periods ranging from 4-15 years.

Other information regarding purchase acquisitions is summarized as follows:

===================================================================================================
                                                                                               Core
Acquired Company                  Acquisition       Purchase                                Deposit
(amounts in millions)                    Date          Price       Assets     Goodwill   Intangible
- ---------------------------------------------------------------------------------------------------
1994
Eagle Management and
  Trust Company                        5/6/94         $  3.4     $    3.8        $ 2.3
===================================================================================================
1993
First City-El Paso
  (FDIC assisted)                      3/5/93         $ 14.0     $  340.0        $ 9.6        $13.7
Missouri Bridge Bank
  (FDIC assisted)                     4/23/93           15.8      1,100.0         18.9         20.0
Cimarron Federal Savings
  (RTC assisted)                      5/26/93           13.1        430.0                      13.1
FCB Bancshares, Inc.                   8/2/93           25.0        185.0         15.1          2.3
- ---------------------------------------------------------------------------------------------------
Total                                                 $ 67.9     $2,055.0        $43.6        $49.1
===================================================================================================
1992
Founders
  Bancorporation, Inc.                 3/2/92         $ 34.0     $  330.0        $15.3        $ 3.5
Superior Federal Bank
  (RTC assisted)                      3/20/92                       700.0
Home Federal S&L
  (RTC assisted)                      3/27/92            1.3        120.0                       1.3
Jackson Exchange Bank
  (FDIC assisted)                      5/7/92            1.4        120.0                       1.4
Security Bank and
  First Bank of
  Catoosa in Tulsa                    11/2/92           33.0        240.0          9.3          3.0
- ---------------------------------------------------------------------------------------------------
Total                                                 $ 69.7     $1,510.0        $24.6        $ 9.2
===================================================================================================

Pooling Acquisitions When material, results of operations of companies which are acquired and subject to pooling of interests accounting are reflected on a combined basis from the earliest period presented.
    On February 28, 1995, the Corporation consummated its acquisition of Worthen Banking Corporation (Worthen), headquartered in Little Rock, Arkansas, resulting in the issuance of approximately 17.1 million shares of the Corporation's common stock. Worthen, subsequently renamed Boatmen's Arkansas, Inc., is the second largest banking organization in Arkansas, with approximately $3.5 billion in assets, operating 112 retail banking offices throughout Arkansas and six offices in the Austin, Texas area. Nonrecurring after-tax merger expenses related to this acquisition totaled $19.7 million, comprised primarily of investment banking and other professional fees, severance costs, obsolete equipment write-offs and estimated costs to close duplicate branches, and were recognized in the first quarter of 1995. The accompanying financial statements reflect the results of operations of the Corporation and Worthen on a combined basis from the earliest period presented.

    Net interest income and net income of the Corporation and Worthen as originally reported for the three years ended December 31, 1994 are summarized as follows:

=========================================================================================
Year ended December 31 (in thousands)                1994            1993            1992
- -----------------------------------------------------------------------------------------
Net interest income:
  Boatmen's Bancshares, Inc.                         $1,023,929  $  974,472    $  871,267
  Worthen Banking Corporation                           141,281     132,818       130,188
- -----------------------------------------------------------------------------------------
    Boatmen's Bancshares, Inc., restated             $1,165,210  $1,107,290    $1,001,455
=========================================================================================
Net income:
  Boatmen's Bancshares, Inc.                         $  355,332  $  317,419    $  228,726
  Worthen Banking Corporation                            47,643      32,250        33,937
- -----------------------------------------------------------------------------------------
    Boatmen's Bancshares, Inc., restated             $  402,975  $  349,669    $  262,663
=========================================================================================

    On March 31, 1994, the Corporation consummated the acquisition of Woodland Bancorp, Inc. (Woodland), resulting in the issuance of approximately .4 million shares of common stock. Woodland, a retail banking organization with assets of approximately $65 million, is located in Tulsa, Oklahoma and was merged into the Corporation's Oklahoma bank. The results of operations of Woodland, which qualified as a pooling of interests, are not included in the consolidated financial statements prior to January 1, 1994, due to the immaterial effect on the Corporation's financial results.
    On November 30, 1993, the Corporation consummated the acquisition of First Amarillo Bancorporation, Inc. (Amarillo), resulting in the issuance of approximately 5.9 million shares of common stock. Amarillo, subsequently renamed Boatmen's Texas, Inc., with approximately $1.1 billion in assets, is headquartered in Amarillo, Texas. Nonrecurring merger expenses related to this acquisition totaled $4.7 million and were comprised primarily of investment banking fees, compensation-related expense and abandonment of equipment and software. On an after-tax basis, merger-related expenses from this acquisition totaled $3.8 million or $.04 per share and were recognized in the fourth quarter of 1993.
    On April 1, 1992, the Corporation consummated the acquisition of First Interstate of Iowa, Inc., (Iowa), resulting in the issuance of approximately 4.2 million shares of common stock. First Interstate of Iowa, Inc., subsequently renamed Boatmen's Bancshares of Iowa, Inc., with approximately $1.2 billion in assets, is headquartered in Des Moines, Iowa. Nonrecurring merger expenses related to the acquisition totaled $7.1 million and were recorded in the fourth quarter of 1991.
    On October 1, 1992, the Corporation consummated the acquisition of Sunwest Financial Services, Inc. (Sunwest), resulting in the issuance of approximately 14.8 million shares of common stock. Sunwest, subsequently renamed Boatmen's Sunwest, Inc., with approximately $3.7 billion in assets, is headquartered in Albuquerque, New Mexico and is the largest banking organization in that state. In the fourth quarter of 1992, the Corporation recorded nonrecurring charges to conform Sunwest's loan, accrual and reserve policies to the Corporation's policies which required additions to the reserve for loan losses and write-downs of foreclosed property. In addition, nonrecurring merger-related expenses were recognized, such as investment banking fees, severance benefits, and abandonment of equipment and software. Also in 1992, Sunwest realigned its investment portfolio to conform to the Corporation's investment philosophy by selling approximately $670 million of U.S. government securities and reinvesting the proceeds in mortgage-backed securities. Gains of approximately $24.3 million were recognized from this realignment.

Other Pending Acquisitions at December 31, 1994
    On January 31, 1995, the Corporation consummated the acquisition of National Mortgage Company and certain affiliates (National Mortgage), in a transaction which was accounted for as a pooling of interests. Under terms of the agreement, the Corporation exchanged approximately 5.0 million shares of common stock for all of the stock of National Mortgage. National Mortgage, headquartered in Memphis, Tennessee, is a full-service mortgage banking company and presently services mortgage loans totaling approximately $13.8 billion. The accompanying financial statements do not reflect the results of operations of National Mortgage due to the immaterial effect on the Corporation's financial results.
    On January 31, 1995, the Corporation consummated the acquisition of Dalhart Bancshares, Inc. (Dalhart) in a transaction which was accounted for as a pooling of interests. Each share of Dalhart was exchanged for
6.36 shares of the Corporation's common stock resulting in the issuance of approximately .7 million shares. Dalhart, with assets of approximately $140 million, is located in north Texas and was merged into the Corporation's Amarillo subsidiary. The accompanying financial statements do not reflect the results of operations of Dalhart due to the immaterial effect on the Corporation's financial results.
    On February 28, 1995, the Corporation consummated the acquisition of Salem Community Bancorp, Inc. (Salem), in a stock and cash transaction which was accounted for as a purchase. Salem has two locations with approximately $80 million in assets.
    On April 1, 1995, the Corporation consummated the acquisition of West Side Bancshares, Inc. (West Side), a one bank holding company located in San Angelo, Texas, in a stock transaction which was accounted for as a purchase. The acquisition of West Side, with assets of approximately $142 million, resulted in the issuance of approximately
.6 million shares of common stock through treasury stock acquired in the open market. Upon consummation, West Side was merged into the Corporation's Amarillo subsidiary.
    On November 15, 1994, the Corporation announced a definitive agreement to acquire First National Bank in Pampa (Pampa) in a transaction to be accounted for as a pooling of interests. Under terms of the agreement, the Corporation will exchange approximately 1.35 million shares of common stock for all of the outstanding shares of Pampa, which has approximately $168 million in assets and will be merged into the Corporation's Amarillo subsidiary. This transaction is expected to be completed in the second quarter of 1995.

4  HELD TO MATURITY SECURITIES

The amortized cost and approximate market value of held to maturity securities are summarized as follows:

==========================================================================================================
                                                                        Unrealized
December 31, 1994                               Amortized         -----------------------           Market
(in thousands)                                       Cost           Gains          Losses            Value
- ----------------------------------------------------------------------------------------------------------
U.S. treasury                                  $  875,261         $   494       $ (31,682)      $  844,073
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                               1,274,516                        (104,317)       1,170,199
    Adjustable rate mortgages                     636,028             429         (25,987)         610,470
    Fixed rate pass-through                       459,879             566         (25,787)         434,658
- ----------------------------------------------------------------------------------------------------------
      Total mortgage-backed                     2,370,423             995        (156,091)       2,215,327
  Other agencies                                  652,903              85         (37,607)         615,381
- ----------------------------------------------------------------------------------------------------------
  Total U.S. treasury
    and agencies                                3,898,587           1,574        (225,380)       3,674,781
State and municipal                               852,832          28,535          (9,910)         871,457
Other debt securities                             453,187              19         (45,775)         407,431
- ----------------------------------------------------------------------------------------------------------
  Total held to maturity
    securities                                 $5,204,606         $30,128       $(281,065)      $4,953,669
==========================================================================================================

==========================================================================================================
                                                                        Unrealized
December 31, 1993                               Amortized         -----------------------           Market
(in thousands)                                       Cost           Gains          Losses            Value
- ----------------------------------------------------------------------------------------------------------
U.S. treasury                                  $  751,336        $ 12,500        $ (1,024)      $  762,812
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                                 695,576           1,691          (5,954)         691,313
    Adjustable rate mortgages                     850,110           5,972          (2,423)         853,659
    Fixed rate pass-through                       599,100           9,331            (859)         607,572
- ----------------------------------------------------------------------------------------------------------
      Total mortgage-backed                     2,144,786          16,994          (9,236)       2,152,544
  Other agencies                                  616,989           1,669          (1,567)         617,091
- ----------------------------------------------------------------------------------------------------------
  Total U.S. treasury
    and agencies                                3,513,111          31,163         (11,827)       3,532,447
State and municipal                               916,283          77,646            (754)         993,175
Other debt securities                             306,454           1,999          (1,450)         307,003
- ----------------------------------------------------------------------------------------------------------
  Total debt securities                         4,735,848         110,808         (14,031)       4,832,625
Other securities                                   35,258                                           35,258
- ----------------------------------------------------------------------------------------------------------
  Total held to maturity
    securities                                 $4,771,106        $110,808        $(14,031)      $4,867,883
==========================================================================================================

    The maturity distribution of held to maturity securities at December
31, 1994 is summarized as follows:

=========================================================================
(in thousands)                             Amortized Cost    Market Value
- -------------------------------------------------------------------------
Due in one year or less                        $  272,601      $  270,332
Due after one year through five years           1,421,373       1,356,664
Due after five years through ten years            504,407         516,637
Due after ten years                               252,324         255,715
Mortgage-backed securities                      2,753,901       2,554,321
- -------------------------------------------------------------------------
  Total held to maturity securities            $5,204,606      $4,953,669
=========================================================================

    Held to maturity securities at December 31, 1994 include mortgage-backed government guaranteed agency securities of $2.4 billion and private issue mortgage-backed securities totalling $.4 billion.

    Sales and redemptions of held to maturity securities resulted in realized gains and losses as follows:

=========================================================================================
Year ended December 31 (in thousands)                1994            1993            1992
- -----------------------------------------------------------------------------------------
Debt securities:
  Realized gains                                     $122          $6,075         $25,422
  Realized losses                                                      (3)           (198)
- -----------------------------------------------------------------------------------------
    Net realized gains                               $122          $6,072         $25,224
=========================================================================================
Equity securities:
  Realized gains                                                   $3,483         $   800
  Realized losses                                                  (1,302)           (200)
- -----------------------------------------------------------------------------------------
    Net realized gains (losses)                      $ --          $2,181         $   600
=========================================================================================

    There were no sales of held to maturity securities in 1994. The gains in 1994 represent premiums received on called securities.

5  AVAILABLE FOR SALE SECURITIES

    The amortized cost and approximate market value of available for sale securities are summarized as follows:

==========================================================================================================
                                                                        Unrealized
December 31, 1994                               Amortized         -----------------------           Market
(in thousands)                                       Cost           Gains          Losses            Value
- ----------------------------------------------------------------------------------------------------------
U.S. treasury                                  $  768,210          $1,703       $ (14,982)        $754,931
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                                 791,918              87         (47,817)         744,188
    Adjustable rate mortgages                   2,094,665             280         (97,517)       1,997,428
    Fixed rate pass-through                       169,657           2,397          (3,888)         168,166
- ----------------------------------------------------------------------------------------------------------
      Total mortgage-backed                     3,056,240           2,764        (149,222)       2,909,782
  Other agencies                                   76,144                          (4,136)          72,008
- ----------------------------------------------------------------------------------------------------------
  Total U.S. treasury
    and agencies                                3,900,594           4,467        (168,340)       3,736,721
Other debt securities                             230,579              71         (14,425)         216,225
- ----------------------------------------------------------------------------------------------------------
  Total debt securities                         4,131,173           4,538        (182,765)       3,952,946
Equity securities                                  62,605           1,209                           63,814
- ----------------------------------------------------------------------------------------------------------
  Total available for sale
    securities                                 $4,193,778          $5,747       $(182,765)      $4,016,760
==========================================================================================================
                                                                        Unrealized
December 31, 1993                               Amortized         -----------------------           Market
(in thousands)                                       Cost           Gains          Losses            Value
- ----------------------------------------------------------------------------------------------------------
U.S. treasury                                  $1,152,605         $43,310        $    (62)      $1,195,853
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                               1,220,691           5,520          (7,137)       1,219,074
    Adjustable rate mortgages                   2,096,227          19,865          (3,459)       2,112,633
    Fixed rate pass-through                       265,293          11,455            (209)         276,539
- ----------------------------------------------------------------------------------------------------------
      Total mortgage-backed                     3,582,211          36,840         (10,805)       3,608,246
  Other agencies                                   33,829               1             (45)          33,785
- ----------------------------------------------------------------------------------------------------------
  Total U.S. treasury
    and agencies                                4,768,645          80,151         (10,912)       4,837,884
Other debt securities                             317,258             668          (4,557)         313,369
- ----------------------------------------------------------------------------------------------------------
  Total debt securities                         5,085,903          80,819         (15,469)       5,151,253
Equity securities                                  22,388           4,716          (1,391)          25,713
- ----------------------------------------------------------------------------------------------------------
  Total available for sale
    securities                                 $5,108,291         $85,535        $(16,860)      $5,176,966
==========================================================================================================

    The maturity distribution of available for sale securities at December
31, 1994 is summarized as follows:

=========================================================================
(in thousands)                             Amortized Cost    Market Value
- -------------------------------------------------------------------------
Due in one year or less                        $  308,271      $  308,719
Due after one year through five years             528,893         514,616
Due after five years through ten years             23,940          20,748
Due after ten years                                18,605          18,230
Mortgage-backed securities                      3,251,464       3,090,633
- -------------------------------------------------------------------------
  Total debt securities                         4,131,173       3,952,946
Equity securities                                  62,605          63,814
- -------------------------------------------------------------------------
  Total available for sale securities          $4,193,778      $4,016,760
=========================================================================

    Available for sale securities at December 31, 1994 include mortgage-backed government guaranteed agency securities of $2.9 billion and private issue mortgage-backed securities totalling $.2 billion.
    Sales and redemptions of available for sale securities in 1994 resulted in gross realized gains of $6.1 million, including $3.5 million from the sales of equity securities. There were no sales of available for sale securities in 1993.
    Held to maturity and available for sale securities with book values totaling $4,656,576 and $4,183,962 at December 31, 1994 and 1993,
respectively, were pledged to secure public deposits, trust deposits, and for other purposes required by law.

6  LOANS

    A summary of loan categories is as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Domestic:
  Commercial                                   $ 8,754,833               $ 8,401,649
  Real estate-mortgage                           3,522,973                 3,290,923
  Real estate-construction                         794,036                   631,218
  Consumer                                       5,293,517                 4,168,120
  Lease financing                                  136,814                    96,592
- ------------------------------------------------------------------------------------
    Total domestic                              18,502,173                16,588,502
Foreign loans                                       19,084                    18,087
- ------------------------------------------------------------------------------------
    Total loans                                 18,521,257                16,606,589
Less unearned income                                66,243                    68,324
- ------------------------------------------------------------------------------------
    Total loans, net                           $18,455,014               $16,538,265
====================================================================================

    Nonperforming assets, consisting of nonperforming loans and foreclosed property, are summarized as follows:

====================================================================================

December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Nonaccrual                                        $110,684                  $159,521
Restructured                                         7,090                    14,807
Past due 90 days or more                            16,997                    18,601
- ------------------------------------------------------------------------------------
    Total nonperforming loans                      134,771                   192,929
Foreclosed property                                 62,359                   115,481
- ------------------------------------------------------------------------------------
    Total nonperforming assets                    $197,130                  $308,410
====================================================================================

    Gross interest income which would have been recorded, if all nonaccrual and restructured loans at year end had been current in accordance with original terms, amounted to $10.2 million in 1994 and $13.8 million in 1993. Actual interest recorded amounted to $2.6 million in 1994 and $3.3 million in 1993.
    Following is a summary of activity for 1994 regarding loans extended to directors and executive officers of the Corporation and its largest subsidiaries or to enterprises in which said individuals had beneficial interests. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons.

=================================================================================
(in thousands)
- ---------------------------------------------------------------------------------
Outstanding                               Net change from changes     Outstanding
at 12/31/93     Additions     Repayments       in director status     at 12/31/94
- ---------------------------------------------------------------------------------
$200,187          $98,951      $(108,675)                    $273        $190,736
=================================================================================

The following summarizes activity in the reserve for loan losses:

=================================================================================
December 31 (in thousands)                   1994            1993            1992
- ---------------------------------------------------------------------------------
Balance, beginning of year               $374,399        $332,166        $283,075
  Loans charged off                       (72,153)        (80,206)       (145,463)
  Recoveries on loans
    previously charged off                 45,901          43,878          37,682
- ---------------------------------------------------------------------------------
  Net charge-offs                         (26,252)        (36,328)       (107,781)
  Provision for loan losses                25,705          64,812         139,475
  Reserves of purchased subsidiaries          873          13,749          17,397
- ---------------------------------------------------------------------------------
Balance, end of year                     $374,725        $374,399        $332,166
=================================================================================

    In May, 1993, the Financial Accounting Standards Board (FASB)issued Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan" and in October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." These statements will require that certain impaired loans be measured based on either the present value of expected future cash flows discounted at the loan's effective rate, the market price of the loan, or fair value of the underlying collateral if the loan is collateral dependent. Adoption of these pronouncements in 1995 is not expected to have a material effect on the Corporation's financial results or asset quality statistics.

7  PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Land                                            $   83,875                $   82,242
Buildings                                          416,393                   381,521
Building under capital lease                        48,666                    48,666
Furniture, fixtures and equipment                  496,334                   468,679
Leasehold improvements                              90,530                    90,459
Construction in progress                            28,333                    14,539
- ------------------------------------------------------------------------------------
  Total                                          1,164,131                 1,086,106
Less accumulated depreciation/amortization         543,703                   504,173
- ------------------------------------------------------------------------------------
Net property and equipment                      $  620,428                $  581,933
====================================================================================

    Depreciation and amortization charged to expense in 1994, 1993 and 1992 amounted to $74,116, $66,346, and $61,814, respectively.
    At December 31, 1994, the Corporation was obligated under long-term leases, principally related to the use of land, buildings, and equipment in banking operations. The following table summarizes future minimum rental payments required under leases which have initial or remaining noncancellable lease terms in excess of one year.

====================================================================================
(in thousands)
- ------------------------------------------------------------------------------------
Period                                       Capital lease          Operating leases
- ------------------------------------------------------------------------------------
1995                                               $ 4,972                  $ 22,296
1996                                                 4,972                    20,247
1997                                                 4,972                    14,469
1998                                                 4,952                    12,090
1999                                                 4,893                    11,132
After 1999                                          55,096                    57,200
- ------------------------------------------------------------------------------------
Total minimum lease payments                        79,857                  $137,434
                                                                            ========
Less amount representing interest                   39,759
- ----------------------------------------------------------
Present value of minimum lease payments            $40,098
==========================================================

    Lease provisions that would cause rentals to vary from those reflected above are not material. Property taxes, insurance, and maintenance expense related to property under lease are principally paid by the Corporation. Total rental expense for all operating leases amounted to $30,398, $36,734 and $36,495 in 1994, 1993, and 1992, respectively.

8  INTANGIBLE ASSETS

Intangible assets, net of accumulated amortization are summarized as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Goodwill                                          $191,681                  $204,718
Core deposit premium                                73,948                    85,300
Credit card premium                                  2,980                     3,542
Purchased mortgage servicing rights                  9,374                     9,620
- ------------------------------------------------------------------------------------
Total intangible assets, net                      $277,983                  $303,180
====================================================================================

Goodwill and core deposit premium amortization charged to expense in 1994, 1993, and 1992 amounted to $37,151, $36,171, and $20,720, respectively.

9  SEGREGATED ASSETS
    Included in other assets at December 31, 1994 are segregated assets totaling $177.2 million net of a valuation allowance of $16.7 million. As part of the regulatory assisted acquisition of Missouri Bridge Bank, N.A. (Bridge Bank), on April 23, 1993, the Corporation entered into a five-year loss-sharing arrangement with the FDIC with respect to approximately $950 million in multi-family residential, commercial real estate, construction and commercial loans. During the five-year period, the FDIC will reimburse the Corporation for 80 percent of the first $92.0 million of net charge-offs on these loans, after which the FDIC will increase its reimbursement coverage to 95 percent of additional charge-offs. During this period and for two years thereafter, the Corporation is obligated to pay the FDIC 80 percent of all recoveries on charged off loans.
    Segregated assets are those loans acquired from the Bridge Bank and covered under the loss sharing arrangement with the FDIC that possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property.
    The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics.
    A summary of activity regarding the segregated asset pool for the years ended December 31, 1994 and 1993 is provided below.

================================================================================================================
                                                   Principal                 Allowance                 Principal
(in millions)                                        balance                for losses              balance, net
- ----------------------------------------------------------------------------------------------------------------
Segregated assets identified
  upon acquisition                                    $312.0                     $27.0                    $285.0
Charge-offs                                            (52.1)                    (10.4)
Recoveries                                                                         1.8
Transfers to segregated assets                          36.5
Payments on segregated assets                          (29.8)
- ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                           266.6                      18.4                     248.2
Charge-offs                                            (14.9)                     (3.0)
Recoveries                                                                         1.3
Transfers to segregated assets                          40.9
Payments on segregated assets                          (98.7)
- ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                          $193.9                     $16.7                    $177.2
================================================================================================================

10  DEPOSITS

    Deposits are summarized as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Demand deposits                                $ 5,204,000               $ 5,366,461
Savings deposits                                 2,049,470                 2,371,316
Interest-bearing transaction accounts            7,985,300                 7,712,163
Time deposits $100,000 and over                  1,261,655                 1,181,766
Retail time deposits                             8,625,105                 7,319,915
- ------------------------------------------------------------------------------------
  Total deposits                               $25,125,530               $23,951,621
====================================================================================

11  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER
    REPURCHASE AGREEMENTS

    Federal funds purchased and securities sold under repurchase agreements generally represent borrowings with overnight maturities. Information relating to these borrowings is summarized as follows:

==============================================================================================================
(in thousands)                                        1994                      1993                      1992
- --------------------------------------------------------------------------------------------------------------
Balance:
  Average                                       $2,859,123                $1,871,536                $1,775,689
  Year end                                       2,051,208                 2,124,002                 1,765,149
Maximum month-end
  balance during year                            3,880,343                 2,689,252                 2,613,282
==============================================================================================================
Interest rate:
  Average                                             4.03%                     2.80%                     3.38%
==============================================================================================================
  Year end                                            5.31%                     2.59%                     2.62%
==============================================================================================================

12  SHORT-TERM BORROWINGS

    Short-term borrowings are summarized as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Short-term bank notes                           $1,550,000                  $     --
Commercial paper                                    43,531                    49,635
Other                                              190,947                   824,174
- ------------------------------------------------------------------------------------
  Total                                         $1,784,478                  $873,809
====================================================================================

    Commercial paper is issued by the parent company in maturities not to exceed nine months. The short-term bank notes are floating-rate instruments issued by the Corporation's banking subsidiaries with maturities of less than one year. Other short-term funds consisted principally of treasury, tax and loan accounts. At December 31, 1994, the parent company had available additional credit totaling $100 million under a revolving credit agreement, all of which was unused. The revolving credit agreement is a three year facility extending to September, 1997.

13  LONG-TERM DEBT

    Long-term debt is summarized as follows:

====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Parent Company:
  7-5/8% notes due 2004                           $100,000                  $100,000
  6-3/4% notes due 2003                            100,000                   100,000
  8-5/8% notes due 2003                             50,000                    50,000
  9-1/4% notes due 2001                            150,000                   150,000
  6-1/4% convertible subordinated
    debentures due 2011                                904                     1,215
  12% note due 1998                                 25,000                    25,000
- ------------------------------------------------------------------------------------
  Total Parent Company                             425,904                   426,215
- ------------------------------------------------------------------------------------
Subsidiaries:
  Promissory notes                                  43,000                    43,000
  9-7/8% senior notes payable April 15, 1995        35,000                    35,000
  Federal Home Loan Bank notes
    due through 1999                                26,500                    25,000
  6.55% mortgage note due through 2009              27,679
  Other                                                  5                       646
- ------------------------------------------------------------------------------------
  Total subsidiaries                               132,184                   103,646
- ------------------------------------------------------------------------------------
  Total long-term debt                            $558,088                  $529,861
====================================================================================

    The 7-5/8% subordinated notes mature on October 1, 2004, the 6-3/4% subordinated notes mature on March 15, 2003, the 8-5/8% subordinated notes mature on November 15, 2003, and the 9-1/4% subordinated notes mature on November 1, 2001. These notes are not redeemable by the holders or the Corporation prior to maturity.
    The 6-1/4% convertible subordinated debentures are redeemable at the option of the holder without payment of premium by the Corporation. Redemption rights are subject to an annual noncumulative principal limitation of $25 thousand per holder and $1.2 million in the aggregate. Prepayments in whole or in part may be made at the option of the Corporation with payment of premium. The debentures are convertible into common stock of the Corporation at a conversion price of $16.71 per share adjusted for the two-for-one stock split on August 10, 1993, subject to adjustments under certain circumstances. During 1994, 1993 and 1992, $.3 million, $.2 million and $2.5 million of the debentures were converted into 18,598, 7,650 and 74,270 shares of common stock, respectively.
    The 12% note is due in 1998 and may not be prepaid at the option of the Corporation.
    The promissory notes are unsecured and provide for payment of interest semi-annually with principal payable at maturity. Maturities are $10 million due in 1998 priced to yield 7.21%, $10 million due in 1999 priced to yield 7.56%, and $23 million due in 2000 priced to yield 7.81%.
    The 9-7/8% senior notes are due April 15, 1995.
    Federal Home Loan Bank notes totaling $25 million mature in 1997 and 1998 with interest rates ranging from 4.9% to 5.2%. The notes may be prepaid at the option of the Corporation with payment of premium. A $1.5 million Federal Home Loan bank advance at a rate of 6.987% matures in 1999 with semi-annual principal payments of $150 thousand.
    The 6.55% mortgage note payable matures in 2009. Monthly principal and interest payments of $252 thousand are required on the note until paid.
The Corporation may prepay the note without payment of premium. Proceeds from this note were used to purchase the building occupied by the Corporation's trust subsidiary.
    Several of the note agreements contain various financial covenants pertaining to minimum levels of net worth, limitations on additional indebtedness, and limitations on repurchases of common stock and dividend payments. The Corporation was in compliance with all such covenants at December 31, 1994.
    Obligations of the parent company included above are unsecured, and to a large extent are subordinated in right of payment to any other indebtedness of the Corporation. The indebtedness of the banking subsidiaries is subordinated to rights of depositors.

    Scheduled principal payments on total long-term debt in each of the five years subsequent to December 31, 1994 are as follows:

==========================================================
(in thousands)
- ----------------------------------------------------------
Year               Parent Company             Consolidated
- ----------------------------------------------------------
1995                      $   904                  $37,453
1996                                                 1,634
1997                                                11,724
1998                       25,000                   51,820
1999                                                11,922
==========================================================

14  PREFERRED STOCK
    At December 31, 1994, there were outstanding 11,421 shares of 7% Cumulative Redeemable Preferred Stock, Series B, $100 per share stated value. Dividends are payable quarterly. The stock is redeemable at the stated value at the option of the holders and has equal voting rights with each share of common stock.

15  COMMON STOCK
    On August 10, 1993, the Corporation declared a two-for-one stock split, which was effected as a 100% stock dividend to stockholders of record on August 31, 1993 and paid on October 1, 1993. The Corporation maintains various stock option plans which provide for the issuance of stock to certain key employees of the Corporation. Under certain plans, stock appreciation rights may be granted. The option price under these plans is equivalent to the fair market value of the common stock at the date of grant.

    The following table summarizes the status of the various plans.


=========================================================================================================
                                      1994                                            1993
- ---------------------------------------------------------------------------------------------------------
                           Shares         Price Per Share                  Shares         Price Per Share
- ---------------------------------------------------------------------------------------------------------
Options granted           706,450        $27.75 to $31.63                 842,850                  $27.00
Options
  exercised               376,267          5.76 to  27.75                 488,688          3.29 to  22.81
Stock
  appreciation
  rights
  exercised                29,030         15.63 to  27.75                  99,966         15.63 to  22.81
Options lapsed             58,457          5.76 to  27.75                  59,544          9.39 to  27.00
Options
  outstanding           3,908,716          5.76 to  27.75               3,666,020          5.76 to  27.63
Options
  exercisable           2,198,492          5.76 to  28.31               1,554,779          5.76 to  27.63
=========================================================================================================

    The Corporation has other common stock related plans which are summarized below.

1990 Stock Purchase Plan for Employees This Plan provides eligible employees of the Corporation and its subsidiaries with the opportunity to purchase, at market value, with the Corporation providing a one-third matching contribution, common stock of the Corporation through regular payroll deductions. The aggregate number of shares issuable under this Plan is limited to 2,000,000 shares, and as of December 31, 1994, approximately 5,800 employees were participating in the Plan.

Dividend Reinvestment and Stock Purchase Plan 1,600,000 shares of the Corporation's common stock have been reserved for sale, at market value, pursuant to this plan, to holders of record of shares of common stock who elect to use quarterly dividends or optional cash contributions to purchase additional shares.

Thrift Incentive 401(k) Plan This is a savings plan for the benefit of employees of the Corporation and its subsidiaries. Participation by eligible employees is voluntary, and participants may contribute at least 2% and up to 12% of their salary, up to certain limits, by regular payroll deductions. All participants' contributions are invested by the trustee, as directed by the participant, in various investment funds, one of which consists solely of the Corporation's common stock. The Corporation matches, in full, up to 3% of the contribution made by the employee which is invested in a separate fund consisting solely of the Corporation's common stock.

Shareholder Rights Plan In 1990, the Board of Directors of the Corporation declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock. The Rights trade automatically with shares of common stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of the Corporation and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Corporation's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover.

16  RETIREMENT BENEFITS
    Substantially all employees of the Corporation and its subsidiaries are covered by the Boatmen's Bancshares, Inc. Retirement Plan for Employees, a noncontributory defined benefit plan. Pension benefits are based upon the employee's length of service and compensation during the final years of employment. Normal service costs are funded currently using the projected unit credit method.
    Contributions to the Plan totaled $5.1 million in 1994, $11.8 million in 1993, and $12.3 million in 1992.

    Net pension expense for 1994, 1993 and 1992 was comprised of the following:

=================================================================================================
Year ended December 31 (in thousands)                        1994            1993            1992
- -------------------------------------------------------------------------------------------------
Service cost                                              $13,445         $11,800         $11,177
Interest cost on projected
  benefit obligation                                       17,765          16,082          14,510
(Return) loss on plan assets                                  603         (29,842)        (16,072)
Net amortization and deferral                             (22,152)         10,704            (725)
- -------------------------------------------------------------------------------------------------
  Net pension expense                                     $ 9,661         $ 8,744         $ 8,890
=================================================================================================

    The following table sets forth the retirement plan's funded status and amounts recognized in the Corporation's consolidated financial statements:

=================================================================================
December 31 (in thousands)                                   1994            1993
- ---------------------------------------------------------------------------------
Plan assets at fair value, primarily listed
  stocks and bonds                                       $239,539        $245,389
- ---------------------------------------------------------------------------------
Actuarial present value of benefit obligation:
  Vested benefits                                         162,398         169,278
  Non-vested benefits                                       9,280          10,263
- ---------------------------------------------------------------------------------
Accumulated benefit obligation                            171,678         179,541
Effect of projected future salary increases                45,637          45,748
- ---------------------------------------------------------------------------------
Projected benefit obligation                              217,315         225,289
- ---------------------------------------------------------------------------------
Plan assets in excess of projected benefit
  obligation                                             $ 22,224        $ 20,100
=================================================================================
Comprised of:
  Unrecognized net asset being amortized
    over 17 years                                        $ 13,926        $ 15,916
  Unrecognized net gain from past
    experience different from that assumed
    and effects of changes in assumptions                   8,964           1,924
  Unrecognized prior service loss                            (142)         (1,773)
  Prepaid pension cost (liability)                           (524)          4,033
- ---------------------------------------------------------------------------------
                                                         $ 22,224        $ 20,100
=================================================================================

    Assumptions used in computing pension expense were:

==============================================================================
                                           1994          1993             1992
- ------------------------------------------------------------------------------
Weighted average discount rate            7 1/2%      7 3/4-8%         7-9    %
Rate of increase in future
  compensation levels                     5    %      4-5 1/2%         4-6 1/2%
Expected long-term rate of
  return on assets                        8 3/4%      8-8 3/4%         7-9    %
==============================================================================

    The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8.50% and 5.50%, respectively, at December 31, 1994 and 7.50% and 5.00% respectively, at December 31, 1993.
    Prior to the acquisition of Worthen, the former Worthen employees participated in a defined contribution savings and profit sharing plan in lieu of a noncontributory, defined benefit pension plan. Effective
April 1, 1995, former Worthen employees will become eligible for participation in the Corporation's retirement plan and contributions to the former savings and profit sharing plan will cease.
    The Corporation provides postemployment life and contributory medical benefits to retired employees. The liability for such benefits is unfunded and accounted for in accordance with Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions". Under this standard, costs of retiree benefits other than pensions are accrued in a manner similar to actual pension costs.

    The following table presents the status of the plans:

=========================================================================
December 31 (in thousands)                           1994            1993
- -------------------------------------------------------------------------
Accumulated postretirement
  benefit obligation:
    Retirees                                      $38,443         $32,540
    Fully eligible active plan participants        12,072          10,557
    Other active plan participants                 17,046          16,529
- -------------------------------------------------------------------------
    Total accumulated postretirement
      benefit obligation                           67,561          59,626
- -------------------------------------------------------------------------
Unrecognized net gain                              10,831           6,575
Unrecognized transition obligation                 40,724          43,120
- -------------------------------------------------------------------------
Accrued postretirement
  benefit cost                                    $16,006         $ 9,931
=========================================================================

    Net postretirement benefit cost included the following components:

=========================================================================================
Year ended December 31 (in thousands)                1994            1993            1992
- -----------------------------------------------------------------------------------------
Service cost                                       $1,448          $1,238          $1,195
Interest cost                                       4,823           4,586           4,063
Amortization of transition
  obligation over 20 years                          2,966           2,396           2,395
- -----------------------------------------------------------------------------------------
Net postretirement benefit cost                    $9,237          $8,220          $7,653
=========================================================================================

    The weighted-average annual assumed rate of increase in the per capita cost of covered benefits for the medical plan is 9.50% for 1995 (compared to 10.50% assumed for 1994) and is assumed to decrease gradually to 5.00% in 2003 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 1994 by $5.8 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1994 by $.7 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.50% at December 31, 1994 and 7.50% at December 31, 1993.

17  INCOME TAXES

    Income tax expense is summarized as follows:

=========================================================================================
Year ended December 31 (in thousands)                1994            1993            1992
- -----------------------------------------------------------------------------------------
Current:
  Federal                                        $179,044        $163,570        $116,065
  State                                            29,877          26,938          14,563
- -----------------------------------------------------------------------------------------
  Total current                                   208,921         190,508         130,628
- -----------------------------------------------------------------------------------------
Deferred:
  Federal                                           4,712         (19,105)        (24,564)
  State                                            (2,435)         (9,264)         (6,836)
- -----------------------------------------------------------------------------------------
  Total deferred                                    2,277         (28,369)        (31,400)
- -----------------------------------------------------------------------------------------
  Income tax expense                             $211,198        $162,139        $ 99,228
=========================================================================================

    A reconciliation of the statutory Federal income tax rate with the effective tax rate is as follows:

=========================================================================================
                                                           Percent of pre-tax income
Year ended December 31 (in thousands)                1994            1993            1992
- -----------------------------------------------------------------------------------------
Statutory rate                                       35.0%           35.0%           34.0%
Tax-exempt securities interest
  and other income                                   (4.0)           (4.9)           (6.9)
Deferred taxes at applicable rates                                    (.8)           (1.5)
State taxes, net of Federal benefit                   2.9             2.3             2.5
Other, net                                             .5              .1             (.7)
- -----------------------------------------------------------------------------------------
  Effective rate                                     34.4%           31.7%           27.4%
=========================================================================================

    The Corporation's deferred tax asset account was comprised of the following:

=========================================================================
Year ended December 31 (in thousands)                1994            1993
- -------------------------------------------------------------------------
Deferred tax liabilities:
  Lease financing                                $(25,859)       $(16,413)
  Net unrealized gain on
    securities available for sale                                 (26,525)
  Depreciation                                    (30,310)        (28,024)
  Other                                           (33,847)        (29,765)
- -------------------------------------------------------------------------
    Total deferred tax liabilities                (90,016)       (100,727)
- -------------------------------------------------------------------------
Deferred tax assets:
  Net unrealized loss on
    securities available for sale                  68,370
  Provision for loan loss                         152,712         142,788
  Other real estate owned losses                   13,524          15,898
  Other                                            39,913          33,926
- -------------------------------------------------------------------------
    Total deferred tax assets                     274,519         192,612
- -------------------------------------------------------------------------
Net deferred tax asset                           $184,503        $ 91,885
=========================================================================


18  RESERVES ON DEPOSITS
    Required reserves on deposits, included in the caption "Cash and due from banks," were $591,073 and $593,681 at December 31, 1994 and 1993, respectively.

19  FAIR VALUE OF FINANCIAL INSTRUMENTS
    The reported fair values of financial instruments are based on a variety of factors. Where possible, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Intangible values assigned to customer relationships are not reflected in the reported fair values. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.
    The carrying amounts reported in the balance sheet for cash and due from banks, short-term investments, Federal funds sold and securities purchased under resale agreements approximate fair value.
    Fair values for held to maturity securities, available for sale securities, and trading securities are based on quoted market prices or dealer quotes. If quoted prices are not available for the specific security, fair values are based on quoted market prices of comparable instruments.
    The fair values of 1-4 family residential loans, home equity and other homogeneous categories of consumer loans are estimated using quoted market prices for similar traded loans or securities backed by such loans, adjusted for differences between the quoted instruments and the instrument being valued. The fair values for other loans are estimated using a discounted cash flow analysis, based on interest rates currently offered for loans with similar terms to borrowers of similar credit quality or in some situations, due to the variable rate nature of the instrument, carrying value and fair value are considered one and the same.
    Fair values for nonperforming loans are estimated using assumptions regarding current assessments of collectibility and historical loss experience.
    By definition fair values of deposits with no stated maturities, such as demand deposits, savings and NOW accounts and money market deposit accounts, are equal to the amounts payable on demand at the reporting date. The fair values of all other fixed rate deposits are based on discounted cash flows using rates currently offered for deposits of similar remaining maturities. The carrying amounts of variable rate deposits approximate fair value at the reporting date.
    The carrying amounts of Federal funds purchased and other short-term borrowings approximate their fair values as of the reporting date.
    The fair value of long-term debt is based on quoted market prices for similar issues, or current rates offered to the Corporation for debt of the same remaining maturity.
    The fair values of interest rate swaps and foreign exchange contracts are estimated using dealer quotes. These values represent the costs to replace all outstanding contracts at current market rates, taking into consideration the current credit worthiness of the counterparties. The fair values of loan commitments, commercial letters of credit and standby letters of credit are determined using estimated fees currently charged to enter into similar agreements. The fair value of loan commitments totaled approximately $1.1 million and $.8 million at December 31, 1994 and 1993, respectively. The fair value of commercial and standby letters of credit totaled approximately $1.3 million and $1.7 million at December 31, 1994 and 1993, respectively.

    The estimated fair values of the Corporation's financial instruments were as follows:

======================================================================================
December 31, 1994 (in millions)              Carrying amount                Fair value
- --------------------------------------------------------------------------------------
Financial assets:
  Cash and due from banks and
    short-term investments                         $ 3,266.2                 $ 3,266.2
  Held to maturity securities                        5,204.6                   4,953.7
  Available for sale securities                      4,016.8                   4,016.8
  Trading securities                                    31.7                      31.7
  Loans                                             18,080.3                  17,951.6
Financial liabilities:
  Deposits                                          25,125.5                  25,117.4
  Short-term borrowings                              3,835.7                   3,835.7
  Long-term debt                                       558.1                     541.8
Off-balance sheet financial instruments:
  Interest rate swaps:
    Asset/liability management                           (.5)                   (168.5)
    Customer swaps held in trading portfolio              .4                        .4
  Foreign exchange contracts held in
    trading portfolio                                    2.2                       2.2
======================================================================================
December 31, 1993 (in millions)              Carrying amount                Fair value
- --------------------------------------------------------------------------------------
Financial assets:
  Cash and due from banks and
    short-term investments                         $ 2,311.1                 $ 2,311.1
  Held to maturity securities                        4,771.1                   4,867.9
  Available for sale securities                      5,177.0                   5,177.0
  Trading securities                                    48.1                      48.1
  Loans                                             16,163.9                  16,447.8
Financial liabilities:
  Deposits                                          23,951.6                  24,019.4
  Short-term borrowings                              2,997.8                   2,997.8
  Long-term debt                                       529.9                     589.4
Off-balance sheet financial instruments:
  Interest rate swaps:
    Asset/liability management                           9.1                      11.2
    Customer swaps held in trading portfolio              .7                        .7
  Foreign exchange contracts held in
    trading portfolio                                    1.9                       1.9
======================================================================================

20  FINANCIAL INSTRUMENTS
    WITH OFF-BALANCE SHEET RISK
    In the normal course of business, the Corporation utilizes a variety of off-balance sheet financial instruments to service the financial needs of customers and to manage the Corporation's overall asset/liability position. This activity includes commitments to extend credit, standby and commercial letters of credit, securities lending, interest rate swaps and foreign exchange contracts. Each of these instruments involve varying degrees of risk. As such, the contract or notional amounts of these instruments may or may not be an appropriate indicator of the credit or market risk associated with these instruments.
    Generally accepted accounting principles recognize these instruments as contingent obligations or off-balance sheet items and accordingly, the contract or notional amounts are not reflected in the consolidated financial statements.
    A summary of the Corporation's off-balance sheet financial instruments at December 31, 1994 and 1993 is presented as follows.

===================================================================================================
Financial instruments held for other than trading purposes
whose credit risk is represented by contract amounts
- ---------------------------------------------------------------------------------------------------
December 31 (in millions)                                            1994                      1993
- ---------------------------------------------------------------------------------------------------
Commitments to extend credit                                    $ 8,284.4                 $ 6,556.7
Standby letters of credit                                           901.4                     802.8
Commercial letters of credit                                        143.7                     130.1
Securities lent                                                   2,968.2                   3,439.8
- ---------------------------------------------------------------------------------------------------
  Total                                                         $12,297.7                 $10,929.4
===================================================================================================
Financial instruments whose credit risk is represented by
other than notional or contract amounts
- ---------------------------------------------------------------------------------------------------
December 31 (in millions)                                            1994                      1993
- ---------------------------------------------------------------------------------------------------
Foreign exchange contracts held in trading portfolio:
  Commitments to purchase                                        $  548.7                  $  574.7
  Commitments to sell                                               595.3                     544.5
Interest rate swaps:
  Asset/liability management                                      2,280.6                   1,780.6
  Customer swaps held in trading portfolio                          324.6                     323.6
- ---------------------------------------------------------------------------------------------------
    Total                                                        $3,749.2                  $3,223.4
===================================================================================================

    A loan commitment represents a contractual agreement to lend up to a specified amount, over a stated period of time as long as there is no violation of any condition established in the contract, and generally requires the payment of a fee. Standby letters of credit are issued to improve a customer's credit standing with third parties, whereby the Corporation agrees to honor a financial commitment by issuing a guarantee to third parties in the event the Corporation's customer fails to perform. Since loan commitment amounts generally exceed actual funding requirements and virtually all of the standby letters of credit are expected to expire unfunded, the total commitment amounts do not represent future cash requirements. The Corporation's exposure to credit loss from loan commitments, standby letters of credit and commercial letters of credit is measured by the contract amount of these instruments. This credit risk is minimized by subjecting these off-balance sheet instruments to the same credit policies and underwriting standards used when making loans. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on such evaluations. Acceptable collateral includes cash or cash equivalents, marketable securities, deeds of trust, receivables, inventory, fixed assets and financial guarantees. Interest rates, in the event funding of the aforementioned commitments are required, are predominantly based on floating rates or prevailing market rates at the time such commitments are funded. Substantially all of these commitments expire in 1-2 years unless renewed by the Corporation. Commercial letters of credit are short-term commitments issued for trade purposes, primarily to finance the movement of goods between a buyer and seller dealing in international markets.
    The Corporation, through its trust subsidiary, is involved in off-balance sheet securities lending. In this capacity, the Corporation, acting as agent, lends securities on behalf of its customers to third party borrowers. The Corporation indemnifies its customers against losses in the event of counterparty default, and minimizes this risk through collateral requirements and limiting transactions to pre-approved borrowers. Collateral policies require each borrower to initially deliver cash or securities exceeding 102% of the market value of the securities lent. Additional collateral is required through the term of the lending agreement to ensure that the value of collateral exceeds the market value of the securities lent. Interest rate risk associated with securities lending activities arises from rate movements affecting the spread between the rebate rate paid to the borrower on the collateral and the rate earned on that collateral. This risk is controlled through policies that limit the level of interest rate risk which can be undertaken.
    The Corporation enters into interest rate swap transactions primarily as part of its asset/liability management strategy to manage interest-rate risk. These transactions involve the exchange of interest payments based on a notional amount. The notional amounts of interest rate swaps express the volume of transactions and are not an appropriate indicator of the off-balance sheet market risk or credit risk. The credit risk associated with interest rate swaps arises from the counterparties' failure to meet the terms of the agreements and is limited to the fair value of contracts in a gain (favorable) position. The Corporation manages this risk by maintaining a well-diversified portfolio of highly-rated counterparties in addition to imposing limits as to types, amounts and degree of risk the portfolio can undertake. The limits are approved by senior management and positions are monitored to ensure compliance with such limits. The credit risk exposure at December 31, 1994 is minimal as virtually all contracts were in an unfavorable position.
    An effective asset/liability management function is required to address the interest rate risk inherent in the Corporation's core banking activities. If no other action is taken, the behavior of the core banking activities, which includes lending and deposit activities, results in an asset-sensitive position. Accordingly, to prudently manage the overall interest rate sensitivity position, the Corporation utilizes a combination of on- and off-balance sheet financial instruments to balance the interest rate sensitivity of the core banking activities. The Corporation's interest rate risk exposure is limited, by policy, to 5% of projected annual net income. Adherence to these risk limits is controlled and monitored through simulation modeling techniques that consider the impact that alternative interest rate scenarios will have on the Corporation's financial results. The interest rate swap portfolio is presently used to modify the interest rate sensitivity of subordinated debt and alter the interest rate sensitivity of the Corporation's prime-based loan portfolio. The Corporation accessed the capital markets twice in recent years, resulting in the issuance of $200 million of fixed rate subordinated debt. The impact of adding long-term debt to the balance sheet resulted in increased asset sensitivity as proceeds were initially used to replace short-term borrowings. Accordingly, to reduce the impact on the Corporation's gap position, $200 million of interest rate swaps were executed to convert fixed rate debt to a floating rate instrument. The Corporation's prime based loan portfolio (approximately $5.4 billion) is the primary cause of the large asset sensitivity position of the core banking activity as it is primarily funded by deposit liabilities that are less sensitive to movements in market interest rates. As a means to alter the interest rate sensitivity of the prime based portfolio, the Corporation has used off-balance sheet instruments to convert approximately $1.8 billion of prime based loans to fixed rate instruments. Additionally, the Corporation used $250 million of interest rate swaps to alter the pricing basis of the prime-based loan and bank note portfolios. The interest rate swap programs were consistent with management's objective of balancing the interest rate sensitivity of the core bank.
    Interest income and expense on interest rate swaps used to manage the Corporation's overall interest rate sensitivity position is recorded on an accrual basis as an adjustment to the yield of the related asset or liability over the periods covered by the contracts. In 1994, the swap portfolio increased net interest income by approximately $15 million, adding 6 basis points to the net interest margin, compared to approximately $20 million or 10 basis points in 1993. As summarized in the following table, the swap portfolio is primarily comprised of contracts wherein the Corporation receives a fixed rate of interest while paying a variable rate. The average rate received at December 31, 1994 was 5.53% compared to an average rate paid of 6.06%, and the average remaining maturity of the portfolio was 2 years. The variable rate component of the interest rate swaps is based on LIBOR at December 31, 1994, and will adjust with future movements in this index. Approximately 90% of the portfolio is comprised of indexed amortizing swaps that reset in step with movements in LIBOR; whereby, the maturity distribution could modestly lengthen if interest rates were to increase from year end levels. The average maturity distribution of the portfolio would increase from two years to approximately four years if interest rates were to increase 200 basis points from year end 1994, and under no situation will the maturity of any contract extend beyond 2001.
    A summary of the interest rate swap activity for the years ended December 31, 1994 and December 31, 1993 is provided below.

==========================================================================================================================
Asset/Liability Management Swaps          Receive                     Pay                    Basis
(in millions)                               Fixed                   Fixed                    Swaps                   Total
- --------------------------------------------------------------------------------------------------------------------------
Notional amount,
  December 31, 1992                        $  650                     $46                     $350                  $1,046
  Additions                                 1,000                                              150                   1,150
  Maturities                                 (200)                    (15)                    (200)                   (415)
- --------------------------------------------------------------------------------------------------------------------------
Notional amount,
  December 31, 1993                         1,450                      31                      300                   1,781
  Additions                                 1,000                                               50                   1,050
  Maturities                                 (450)                                            (100)                   (550)
- --------------------------------------------------------------------------------------------------------------------------
Notional amount,
  December 31, 1994                        $2,000                     $31                     $250                  $2,281
==========================================================================================================================
At December 31, 1994:
  Average remaining
    maturity (years)                          2.2                     1.3                      1.1                     2.0
  Weighted average rate received             5.52%                   6.09%                    5.55%                   5.53%
  Weighted average rate paid                 6.06                    8.86                     5.72                    6.06
==========================================================================================================================

    Summarized below is the unrealized gain (loss) of the swap portfolio at December 31, 1994 and 1993.

==========================================================================================================================
                                                 December 31, 1994                                December 31, 1993
- --------------------------------------------------------------------------------------------------------------------------
Asset/Liability Management Swaps         Notional                Unrealized               Notional              Unrealized
(in millions)                              Amount               Gain (loss)                 Amount             Gain (loss)
- --------------------------------------------------------------------------------------------------------------------------
Prime Loan Swaps:
  Receive fixed                            $1,800                   $(155.6)                $1,100                   $ 6.0
  Basis swaps                                 200                      (3.8)                   300                     1.9
- --------------------------------------------------------------------------------------------------------------------------
  Total prime loan swaps                    2,000                    (159.4)                 1,400                     7.9
Long-term debt swaps                          200                      (8.6)                   200                     2.0
Retail CD                                                                                      150                     4.6
Other                                          81                       (.5)                    31                    (3.3)
- --------------------------------------------------------------------------------------------------------------------------
Total                                      $2,281                   $(168.5)                $1,781                   $11.2
==========================================================================================================================

    The Corporation has not terminated any of its interest rate swap positions. Accordingly, there have been no deferred gains/losses associated with this activity.
    While the Corporation is primarily an end-user of derivative instruments, it does act as an intermediary to meet the financial needs of its customers. In this capacity, the Corporation executes foreign exchange transactions and interest rate swaps to provide customers with capital markets products to meet their financial objectives. All positions are reported at fair value and changes in fair values are reflected in investment banking revenues as they occur. The notional amount of the customer swap portfolio at December 31, 1994 totaled approximately $325 million. Interest rate risk associated with these portfolios is controlled by entering into offsetting positions with third parties. Credit risk associated with this activity is minimized by limiting transactions to highly rated counterparties and through collateral agreements. Collateral is required to be delivered when the credit risk exceeds acceptable thresholds, for certain counterparties. Collateral thresholds are established based on the creditworthiness of the counterparty and are bilateral. Acceptable collateral includes U.S. Treasury and Federal agency securities. Foreign exchange activity, which is marked to market based on prevailing rates of exchange, can expose the Corporation to market risk, particularly when open positions exist, and, to a lesser extent, credit risk associated with counterparties and their ability to meet the terms of the foreign exchange contracts. The Corporation minimizes market risk associated with foreign exchange activity by establishing limits which prohibit traders from maintaining significant open positions on a daily basis. The Corporation's exposure to credit risk on foreign exchange contracts and customer swap contracts is measured as the cost of replacing the contract in the event of default by the counterparty which is limited to the market value of all contracts in a gain position. The Corporation controls this credit risk by maintaining a well diversified portfolio of highly rated counterparties and imposing counterparty limits and collateral protection which is monitored by a credit committee for compliance. In addition, counterparty credit risk for all derivative activity is managed by subjecting these transactions to credit policies and underwriting standards consistent with that used when making commitments to extend credit. At December 31, 1994, the Corporation's credit exposure from customer interest rate and foreign exchange contracts totaled $4.7 million and $18.6 million, respectively. The following summarizes the fair value at December 31, 1994 and the average fair value for the year for derivatives held or issued for trading purposes.

======================================================================================
Derivatives Held or Issued for Trading Purposes
(in millions)                                      Fair Value       Average Fair Value
- --------------------------------------------------------------------------------------
Interest-rate swap contracts:
  Assets                                               $  4.7                   $  4.1
  Liabilities                                            (4.3)                    (3.6)
Foreign exchange contracts:
  Assets                                                 18.6                     19.0
  Liabilities                                           (16.4)                   (16.9)
======================================================================================

    Net trading gains recognized in earnings on interest rate contracts outstanding totaled $.2 million in 1994, $.8 million in 1993 and $.4 million in 1992. Net trading gains from foreign exchange contracts totaled $5.9 million in 1994, $5.4 million in 1993 and $4.9 million in 1992.

21  PARENT COMPANY SUPPLEMENTAL CONDENSED
    FINANCIAL STATEMENTS
    Following are the supplemental condensed financial statements of Boatmen's Bancshares, Inc. (Parent Company only) for the periods indicated:

Balance Sheet
====================================================================================
December 31 (in thousands)                            1994                      1993
- ------------------------------------------------------------------------------------
Assets:
  Cash                                          $       33                $      386
  Short-term investments                             4,063                    16,403
  Investment in subsidiaries:
    Banks and bank holding companies             2,391,444                 2,343,232
    Nonbanks                                       215,851                   192,540
- ------------------------------------------------------------------------------------
  Total investment in subsidiaries               2,607,295                 2,535,722
- ------------------------------------------------------------------------------------
  Advances to subsidiaries:
    Bank                                           286,239                   159,807
    Nonbanks                                        38,466                   109,995
- ------------------------------------------------------------------------------------
  Total advances to subsidiaries                   324,705                   269,802
- ------------------------------------------------------------------------------------
  Goodwill                                          89,874                    95,334
  Other assets                                      47,819                    48,410
- ------------------------------------------------------------------------------------
    Total assets                                $3,073,789                $2,966,107
====================================================================================
Liabilities:
  Accounts payable and accrued liabilities      $   56,025                $   46,955
  Dividends payable                                 35,556                    32,245
  Short-term borrowings                             43,531                    49,635
  Long-term debt                                   425,904                   426,215
- ------------------------------------------------------------------------------------
    Total liabilities                              561,016                   555,050
- ------------------------------------------------------------------------------------
Redeemable preferred stock                           1,142                     1,155
- ------------------------------------------------------------------------------------
Stockholders' equity:
  Common stock                                     121,876                   121,130
  Surplus                                          960,719                   951,058
  Unrealized net appreciation (depreciation),
    available for sale securities                 (108,672)                   42,252
  Retained earnings                              1,552,224                 1,295,462
  Treasury stock                                   (14,516)
- ------------------------------------------------------------------------------------
    Total stockholders' equity                   2,511,631                 2,409,902
- ------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity  $3,073,789                $2,966,107
====================================================================================

Statement of Income
==============================================================================================================
Year ended December 31 (in thousands)                 1994                      1993                      1992
- --------------------------------------------------------------------------------------------------------------
Income:
  Dividends from subsidiaries:
    Banks and bank holding companies              $219,676                  $216,425                  $142,525
    Nonbanks                                        26,019                    23,855                    16,132
- --------------------------------------------------------------------------------------------------------------
  Total dividends from subsidiaries                245,695                   240,280                   158,657
- --------------------------------------------------------------------------------------------------------------
  Fees from subsidiaries                            15,177                    33,316                    26,199
  Interest on short-term investments                   829                       988                     1,263
  Interest on advances to subsidiaries              11,545                     6,713                     3,436
  Other                                                760                       791                       397
- --------------------------------------------------------------------------------------------------------------
  Total income                                     274,006                   282,088                   189,952
- --------------------------------------------------------------------------------------------------------------
Expense:
  Interest expense                                  35,924                    32,062                    23,853
  Staff expense                                     29,691                    31,120                    20,172
  Other                                             23,971                    30,139                    26,073
- --------------------------------------------------------------------------------------------------------------
  Total expense                                     89,586                    93,321                    70,098
- --------------------------------------------------------------------------------------------------------------
  Income before income tax benefit
    and equity in undistributed
    income of subsidiaries                         184,420                   188,767                   119,854
  Income tax benefit                                18,465                    14,932                    10,290
- --------------------------------------------------------------------------------------------------------------
  Income before equity in undistributed
    income of subsidiaries                         202,885                   203,699                   130,144
  Equity in undistributed income
    of subsidiaries                                200,090                   145,970                   132,519
- --------------------------------------------------------------------------------------------------------------
  Net income                                      $402,975                  $349,669                  $262,663
==============================================================================================================

    Annual dividend distributions to the Corporation from its banking subsidiaries are subject to certain limitations by applicable banking regulatory authorities. In the aggregate, the statutory maximum available dividends which may be paid to the Corporation without prior regulatory approval is $583,539, resulting in $2,065,723 or 79.4% of the total equity of the subsidiaries being potentially restricted as of December 31, 1994.

Statement of Cash Flows
==============================================================================================================
Year ended December 31 (in thousands)                 1994                      1993                      1992
- --------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                      $402,975                  $349,669                  $262,663
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Depreciation and amortization                  4,435                     4,127                     4,235
      Equity in undistributed income
        of subsidiaries                           (200,090)                 (145,970)                 (132,519)
      Loss on sale of assets                            30                       237                       174
      Increase (decrease) in taxes
        payable                                     (3,435)                      105                    (3,332)
      Other, net                                    14,452                    (6,796)                   17,426
- --------------------------------------------------------------------------------------------------------------
    Net cash provided by
      operating activities                         218,367                   201,372                   148,647
- --------------------------------------------------------------------------------------------------------------
Cash flows from investment activities:
  Proceeds from sales of equity securities                                                               5,905
  Purchase of net assets and increase in
    investment in subsidiaries                     (26,524)                 (125,364)                 (112,102)
  Net change in advances to subsidiaries           (54,903)                 (141,054)                  (82,127)
  Net change in short-term investments              12,340                    78,597                    (5,500)
  Net change in property and equipment                  50                    (3,595)                     (305)
- --------------------------------------------------------------------------------------------------------------
    Net cash used for
      investing activities                         (69,037)                 (191,416)                 (194,129)
- --------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Net change in short-term borrowings               (6,103)                   (6,390)                   24,571
  Repayments of long-term debt                          (1)                   (5,003)                   (4,140)
  Proceeds from issuance of
    long-term debt                                                            99,281                    99,148
  Cash dividends paid                             (132,690)                 (112,216)                  (85,602)
  Common stock issued pursuant to
    various employee and shareholder
    stock issuance plans                             4,530                    16,993                    12,030
  Acquisition of treasury stock                    (15,406)                   (3,102)
  Decrease in redeemable preferred stock               (13)                      (93)                      (19)
- --------------------------------------------------------------------------------------------------------------
    Net cash provided by (used for)
      financing activities                        (149,683)                  (10,530)                   45,988
- --------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                           (353)                     (574)                      506
Cash at beginning of year                              386                       960                       454
- --------------------------------------------------------------------------------------------------------------
Cash at end of year                               $     33                  $    386                 $     960
==============================================================================================================

22  LEGAL PROCEEDINGS
    Various claims and lawsuits, incidental to the ordinary course of business, are pending against the Corporation and its subsidiaries. In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on the consolidated financial statements.

             BOATMEN'S BANCSHARES, INC. 1994 ANNUAL REPORT
- -------------------------------------------------------------------------------

                    REPORT OF INDEPENDENT AUDITORS

Board of Directors
Boatmen's Bancshares, Inc.

We have audited the accompanying supplemental consolidated balance sheets of Boatmen's Bancshares, Inc. as of December 31, 1994 and 1993, and the related supplemental consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994. The supplemental consolidated statements give retroactive effect to the merger with Worthen Banking Corporation (Worthen) on February 28, 1995, which has been accounted for as a pooling of interests as described in Note 3. These supplemental financial statements are the responsibility of the management of Boatmen's Bancshares, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Worthen, a wholly-owned subsidiary (as of February 28, 1995), which statements reflect total assets of $3.5 billion and $3.6 billion as of December 31, 1994 and 1993, respectively, and total interest income of $218 million, $212 million, and $230 million, respectively, for each of the three years in the period ended December 31, 1994. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Worthen, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall supplemental financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boatmen's Bancshares, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the merger with Worthen as described in Note 3, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the supplemental consolidated financial statements, in 1993, Boatmen's Bancshares, Inc. changed its method of accounting for debt and equity securities.


St. Louis, Missouri                         /s/ Ernst & Young LLP
January 19, 1995 (except for the pooling of
interests with Worthen as of February 28,
1995, and Note 3, for which the date is
April 1, 1995)